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                                                                Exhibit 1.A (10)

APPLICATION FOR VARIABLE LIFE POLICY              UNITED INVESTORS LIFE INS. CO.
(Please Print or Type)                                Birmingham, AL 35202-0207
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
1.  Proposed Annuitant:       First Name        Middle Name         Last Name

2.  Vital Statistics:  Birthdate (Mo/Day/Yr)    Age:  Birthplace    Sex:           Social Security No.      Marital Status

3.  Occupation                                  Name of Employer                   Duties

4.  Mailing Address: (Street)                   City                State          Zip Code

5.  Beneficiary: (Give full name, date of birth, and relationship to the Proposed Annuitant)

    Primary:______________________________________________________________________________________________________________
    Contingent Beneficiary:

6.  Death Benefit:    (  ) Minimum  (  ) $_____________    (  ) Maximum

    Premium $_________________       Premium Paid With Application: $________________

7.  Ownership Designation: (If other than Proposed Annuitant.)
    Name                                        Relationship                       Social Security or Tax No.

8.  Following ar all policies and/or annuities in force on my life. (If NONE, insert NONE)
    Company and Policy                          Amount              Plan           Year Issued
    ------------------                          ------              ----           -----------


9.  Replacement
    Is policy applied for intended to replace or change existing insurance or annuities in force?      (  ) Yes  (  ) No
     (If "Yes," circle policy number above):

    If, "Yes," is this a 1035(a) exchange?     (  ) Yes  (  ) No

10. Do you have an application(s) pending with any other companies?       (  ) Yes  (  ) No
    If "Yes," list companies and amounts:

    QUESTION 11 IS NOT APPLICABLE TO MISSOURI RESIDENTS
11. Have you ever applied for life or health insurance and been rated declined, postponed, withdrawn, or modified in any way?
     (  ) Yes  (  ) No  (If "Yes," list companies, dates and details)

12. TELEPHONE TRANSFER AUTHORIZATION:  (  ) Yes  (  ) No    If "Yes," owner must initial agreement below.
     I agree to hold United Investors Life harmless from all claims when action is taken pursuant to a telephone transfer request based on the owners name and policy number. _____________ (Owners Initials)

13. DOLLAR COST AVERAGING    (  ) Yes  (  ) No
    Automatic transfer each month of a pre-selected dollar amount from the Money Market Investment Division to up to four other investment divisions.  (Not available to Fixed Account.)
    Enter day of the month on which you would like transfers to be make:________(1/st/ through 28/th/).  If the day selected does not fall on a Valuation Date, transfers will be make on the next following Valuation date. Transfers will be make at the unit values determined on the date of each transfer.
    Enter the total amount to be transferred: $_________________ ($100 Minimum)
    Enter up to four investment divisions to which you would like transfers to be made and the dollar amount ($25 minimum) to be transferred to each investment division:
    $________ Asset Strategy    $________  Income
    $________ Balanced          $________  International
    $________ Bond              $________  Limited-Term Bond
    $________ Growth            $________  Small Cap
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    $________ High Income       $________  __________________

    The Transfers selected above will commence no earlier than one month following the Policy Date shown in your policy.


14. Premium Payment Allocation (whole percentages only)
  Asset Strategy        _____%         Income                 _____%
  Balanced              _____%         International          _____%
  Bond                  _____%         Limited-Term Bond      _____%
  Fixed Account         _____%         Money Market           _____%
  Growth                _____%         Small Cap              _____%
  High Income           _____%         _________________      _____%
                                       Total                    100%

THE DEATH BENEFIT MAY VARY DEPENDING ON THE EXPERIENCE OF ANY INVESTMENT DIVISIONS SELECTED AND PAYMENT OF ADDITIONAL PREMIUMS, BUT WILL NEVER BE LESS THAN THE MINIMUM DEATH BENEFIT, AS LONG AS THE POLICY REMAINS IN FORCE. THE POLICY VALUES WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE INVESTMENT DIVISIONS SELECTED.


PART II OF APPLICATION


1. In the past 12 months, have you smoked on or more cigarettes or used any other form of tobacco or nicotine? ( )Yes ( )No

2. Have you received treatment, medical advice or ever been arrested because of use of alcohol or drugs? (If "Yes," state the product used, frequency or duration of us , and date of last use in REMARKS below) ( )Yes ( )No

3. Have you:
   a. Ever had a traffic citation for driving while inotxicated or had any moving ( )Yes ( )No violation in the last 3 years?
       (If "Yes," give drivers License No. And State)
   b. Made or contemplate making in the furture aerial flights of any kind other than as a pssenger on any regularly scheduled ariline? ( )Yes ( ) No (If 'Yes', complete Aviation Questionnaire)
   c. Engaged in the last 2 years or contemplate engaging in the future in scuba diving; auto or motorcycle racing; hang hang gliding; hot air balooning; sky diving; rodeo activities, or other organized sport, avocation ,hobby, or activity? Participated in Auto Racing, Motorcycle Racing, Parachuting, Ballooning, Hang Gliding, Skin or Scuba Diving?
       (  )Yes (  )No
       (If 'Yes', complete Avocation Questionnaire or provide complete details)
   d. Plan to travel or live outside outside the USA or Canada? ( )Yes ( )No (If 'Yes', give details.)

4. a.  What is your  Height?_________ Weight?_________lbs.
   b.  Have you gained or lost more than 15 pounds in the past year? (If Yes,
       give amount and reason)   (  )Yes (  )No

5. a.  Name and Address of your primary health care provider:
       (Physician, Clinic, HMO or other care provider)

   b. Please indicate date and reasonlast seen, tests completed and test results. (Use REMARKS if additional space is needed)

6. To the best o fyour knowledge, have you had or been told by a physician that you had:
   a. Any disease or disorder of the heart, lungs or respiriatroy system, brain, kidneys or genitourinary system, nervous system or digestive system? ( )Yes ( )No
   b. Elevated blood pressure, chest pains, heart attack or heart disese, stroke, diabetes, cancer, anemia, hemophilia, seizures or epilepsy?
       (  )Yes (  )No
   c. Disorder of the reproductive organs, breasts, back, spine, neck, thyroid, joints, muscles or bones? ( )Yes ( )No
   d. Any illness, physical defect, disease, disorder, symptom, deformity or surgery not mentioned in this application? ( )Yes ( )No

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ANSWER ONLY THE PART OF QUESTION #7 WHICH IS APPLICABLE
TO THE STATE WHERE THE APPLICATION IS SIGNED:

7.  To the best of your knowledgeand belief have you:

    (For MN and NV only) had or been diagnosed by or treated by a physician for any immune system disorder?
    (For CT, ME and ND only) had or been diagnosed by or treated by a physician for Acquired Immune Deficiency Syndrome (AIDS) or AIDS Related Complex
    (ARC)?
    (For MI and SD only) had or been diagnosed by or treated by a physician for Acquired Immune Deficiency Syndrome (AIDS) or had a positive ELISA-ELISA-Western Blot Series test for HIV anitbody?
    (For DE, NJ and WV only) had or been diagnosed by or treated by a physician (in WV a member of themedical profession) for Acquired Immune Deficiency Syndrome (AIDS) or AIDS Related Complex (ARC)?
    (For Other States) had or been diagnosed by or treated by a physician for Acquired Immune Deficiency Syndrome (AIDS) or AIDS Related Complex (ARC) had a positive test for HIV antibody?

    * In California, the applicant need reveal only test results which were conducted forninsurance purposes.
    * In Wisconsin such tests are limited to the ELISA-ELISA-Western Blot Series. Any test performed at an alternate site is confidential and need not be revealed in this application.
       (For information of North Carolina residetns - ARC (AIDS RELATED COMPLEX): a conditon with signs and symptoms which may include generalized Lymphadenopathy (swollen lymph nodes), loss of appetite, weight loss, fever, oral thrush, skin rashes, unexplained infections, dementia, depression or other psychoneurotic disorders with no known cause)

REMARKS and Details of Any 'Yes' answers. Pleae attache additional pages, if additional space is needed

  Item Remarkes and details For health conditions give nature of    Dates and     Name and Address of each Physician
  No.     Severity, frequency of attacks, diagnosis and treatment.     Duration   Practitioner or Health Facility

IT IS AGREED: 1) All statements in the application, which includes Parts I and II, are, to the best of my (our) knowledge and belief, complete and true and this application and any amendments thereto, with the answers made to the medical examiner should examination be required, shall be the basis of any insurance issued 2) all information given to the agent in response to the questions in this application has been correctly recorded in this application.;
3) no agent can accept risks, modify policies, or waive any rights or requirements of the Company; 4) the Company does not incur liability under this application , other than the return of any premium paid, until the policy date. The insurance will not take effect unless and until a policy is delivered to and accepted by the owner and the full premium is paid while the proposed insured is living and while their health and insurability remains as stated in this application and any amendments thereto.

The Proposed Insured (parent or guardian if a minor) acknowledges receipt of notice relating to the Fair Credit Law and to the Medical Information Bureau. I
(we) hereby authorize the Medical Information Bureau to give to United Investors Life any information it has on record.

Signed at _______________________________________ Date _________________________
              City              State

_______________________________________  _______________________________________
       Signature of Agent                       Signature of Proposed Insured

_____________________________________________  _________________________________
Agent Name        Rep. No.  Region/Division        Signature Owner (if other
                                                     than Proposed Insured)

Florida Agents - List License Identification Number________________

U-408, Ed. 5-95